UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

Petrosearch Energy Corporation
 (Exact name of registrant as specified in its charter)

Nevada	000-51488	20-2033200
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Bering Drive, Suite 200, Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area codeL713) 961-9337

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers

The Company announced today that it has mutually agreed with Mr. Wayne Beninger, it’s Chief Operating Officer, to terminate Mr. Beninger’s employment agreement as of April 15, 2009.  Mr. Beninger’s agreement was set to expire on April 30, 2009; however, in an effort to preserve capital to meet the final working capital requirements pursuant to the recently announced merger with Double Eagle Petroleum, the parties have mutually agreed to the early termination of Mr. Beninger’s employment agreement.  Mr. Beninger has agreed to remain accessible to the Company as a consultant for any needs the Company may have through the merger process.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated April 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROSEARCH ENERGY CORPORATION

Date: April 17, 2009	By:	/s/Richard Dole
	Name:	Richard Dole
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

ExhibitNo.	Title

99.1	Press Release, dated April 17, 2009